            As filed with the Securities and Exchange Commission on May 19, 1998

                                                    Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                             QUARTERDECK CORPORATION
             (Exact name of registrant as specified in its charter)


             DELAWARE                                          95-4320650
 (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                            Identification No.)

       13160 MINDANAO WAY
   MARINA DEL REY, CALIFORNIA                                     90292
(Address of Principal Executive Offices)                       (Zip Code)


                                  ------------

                      AMENDED AND RESTATED 1990 STOCK PLAN
                            (Full title of the plan)


                                  ------------

                                 RON BEN-YEHUDA
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                             QUARTERDECK CORPORATION
                               13160 MINDANAO WAY
                        MARINA DEL REY, CALIFORNIA 90292
                                 (310) 309-3700
            (Name, address and telephone number of agent for service)


                                  ------------

================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                        Proposed
       Title of                          Proposed        Maximum
      Securities          Amount         Maximum        Aggregate   Amount of
        to be              to be      Offering Price    Offering   Registration
      Registered        Registered      per Share         Price        Fee
--------------------------------------------------------------------------------
  Common Stock,
    par value $.001     2,000,000        $1.578(1)    $3,156,000(1)     $932
--------------------------------------------------------------------------------



(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low reported sale prices of a share of Quarterdeck Corporation's Common Stock on May 12, 1998 as reported by The Nasdaq Stock Market's National Market.

                         ------------------------------

    Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus prepared in accordance with Part I hereof with respect to the Common Stock issuable under the Company's Amended and Restated 1990 Stock Plan also relates to shares of Common Stock previously registered under Registration Statements on Form S-8 (Registration Nos.
    333-26105, 333-1766, 33-89824 and 33-43238).

================================================================================

                           INCORPORATION BY REFERENCE

            The contents of the Registration Statements on Forms S-8 (Nos. 333-26105, 333-1766, 33-89824 and 33-43238) of Quarterdeck Corporation (the
"Company") heretofore filed with the Securities and Exchange Commission are hereby incorporated into this Registration Statement by reference.

                      REGISTRATION OF ADDITIONAL SECURITIES

INCREASE IN SHARES ISSUABLE PURSUANT TO THE AMENDED AND RESTATED 1990 STOCK PLAN

            This Registration Statement relates to the increase in the number of shares of Common Stock authorized to be issued under the Company's Amended and Restated 1990 Stock Plan (the "1990 Plan") from 7,500,000 to 9,500,000. The amendment to the 1990 Plan to increase the number of shares of Common Stock issuable thereunder from 7,500,000 to 9,500,000 was approved by the Company's Board of Directors and was approved by the Company's stockholders at the Company's Annual Meeting on February 5, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

Exhibit
Number
 5.1        Opinion of Schwartz & Associates
23.1        Consent of KPMG Peat Marwick LLP
23.2        Consent of Schwartz & Associates (included in Exhibit 5.1)
24.1        Power of Attorney (included on the Signature Page)

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, state of California, on this 19th day of May, 1998.

                                  QUARTERDECK CORPORATION


                                  By: /s/ Curtis A. Hessler
                                       ----------------------------------
                                       Curtis A. Hessler,
                                       President and Chief Executive Officer



                                POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Curtis A. Hessler and Frank R. Greico, or either of them, his attorneys-in-fact and agents, each with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                           Title                                   Date

/s/ Curtis A. Hessler
 ________________________       President, Chief Executive Officer             May 19, 1998
 Curtis A. Hessler                and Director (Principal Executive
                                  Officer)
/s/ Frank R. Greico
_________________________       Senior Vice President and Chief                May 19, 1998
Frank R. Greico                 Financial Officer (Principal Financial
                                 and Accounting Officer)

/s/ Frank W. T. LaHaye
_________________________       Director                                       May 19, 1998
Frank W. T. LaHaye

/s/ Howard L. Morgan
_________________________       Director                                       May 19, 1998
Howard L. Morgan

/s/ King R. Lee
_________________________       Director                                       May 19, 1998
King R. Lee

/s/ William H. Lane III
_________________________       Director                                       May 19, 1998
William H. Lane III

                                INDEX TO EXHIBITS


                                                                                  Sequentially
Exhibit                                                                             Numbered
Number                       Exhibit                                                 Page
-------                      -------                                              ------------
 5.1    Opinion of Schwartz & Associates.......................................

23.1    Consent of KPMG Peat Marwick LLP.......................................
